Exhibit 99.1

Venu Holding Corporation Reports Second Quarter

Fiscal 2026 Financial Results

Total Assets Increased $141.2 million to $511.8 million, Up 38% from Year-End 2025

COLORADO SPRINGS, CO – August 13, 2026 - (BUSINESS WIRE) – Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), owner, operator, and developer of premium live entertainment destinations, today announced results for its second quarter and six-month period ended June 30, 2026.

“This quarter reflected steady, deliberate progress across our business” said J.W. Roth, Founder, Chairman, and Chief Executive Officer of VENU. “We announced our expansion plans into Chattanooga and are in active discussions on a new destination in Northern Colorado, adding to a pipeline of more than 45 municipal conversations. Regent Bank signed on as the official naming rights partner for our state-of-the-art amphitheater outside of Tulsa, Oklahoma a multi-year, multi-million-dollar agreement that adds long-term, high-margin revenue directly to our bottom line, and finishing the quarter we were added to the Russell 3000® and Russell 2000® indices.

Since quarter end, we’ve also sharpened how we finance venues to completion, as we aim to move away from sale-leaseback to C-PACE financing, which keeps our real estate on the balance sheet and minimizes shareholder dilution, bridged by a short-term loan with Ryan LLC and a debenture financing that are both structured to be retired after C-PACE closes.

Our attention is squarely on the finish line at Regent Bank Amphitheater, which opens this fall with bookings, offers, and shows in progress. Sunset Amphitheater McKinney is right behind it, where construction continues to move rapidly. We look forward to sharing more in the weeks ahead.”

Financial Highlights for the Second Quarter of 2026 and the Six-Month Period Ended June 30, 2026

●	Total assets increased to $511.8 million as of June 30, 2026, up $141.2 million or 38% from $370.5 million at December 31, 2025, which resulted in $4.44 per common share in net tangible assets(1) as of June 30, 2026.

◌	It is worth noting that our municipality contributed real estate sits at zero cost basis on our balance sheet rather than mark to market value as they are contributed assets, which resulted in $9.58 per common share in net tangible assets on a mark to market basis as of June 30, 2026. On an as-completed basis(2) of $1.24 billion a net tangible share price would equal $17.44 per common share, giving a fuller picture of what this portfolio would be worth once completed.

●	Property and equipment increased to $446.2 million as of June 30, 2026, up $140.3 million or 46% from $305.9 million at December 31, 2025.
●	Luxe FireSuite and Aikman Club sales reached more than $278 million in total sales since launching the program across current and in development venues for the quarter ended June 30, 2026. During the quarter, Luxe FireSuite sales through the Company’s NNN model accounted for approximately 76% of total Luxe FireSuite sales.
●	Total revenue was $8.5 million for the six months ended June 30, 2026, compared to $8.0 million for the six months ended June 30, 2025, an increase of 7% year over year.

Operational and Strategic Highlights for the Second Quarter Fiscal 2026:

Capital Markets & Financing

●	VENU was added to the Russell 3000® Index and the small-cap Russell 2000® Index as part of FTSE Russell’s 2026 semi-annual reconstitution, effective at market open on June 29, 2026, expanding institutional visibility across the approximately $12.2 trillion in assets benchmarked to the Russell US Indexes.
●	Closed a $49.7 million sale-leaseback alignment on the land beneath Ford Amphitheater in Colorado Springs.

Venue Development & National Expansion

●	Entered into an agreement to purchase 15 acres at the Bend in Chattanooga, Tennessee, for a planned $300 million, 12,500-seat amphitheater to be developed with Urban Story Ventures, contingent on completion of public-private partnership incentives.
●	Continued active discussions with several Northern Colorado municipalities for a potential $350 million-plus, 12,500-seat multi-seasonal entertainment destination.
●	Named Regent Bank as the official naming rights partner for the Company’s Broken Arrow, Oklahoma amphitheater, now Regent Bank Amphitheater, targeted to open in Fall 2026.

Subsequent Events: July 1, 2026, through August 13, 2026

Balance Sheet & Financing Activity

●	Secured a path to more than $150 million in C-PACE financing arranged by CBRE Group, providing long-term, fixed-rate, non-dilutive capital to fund completion of both the Regent Bank Amphitheater in Broken Arrow, Oklahoma, and Sunset Amphitheater at McKinney, Texas.
●	Closed $45 million in financing to keep both flagship amphitheaters on schedule ahead of permanent C-PACE funding, including a $20 million bridge loan facility from Ryan, LLC, VENU’s national expansion partner since 2023 and Official Tax Partner, to advance construction of the 20,000-seat Sunset Amphitheater at McKinney and a $25 million secured convertible debenture dedicated exclusively to construction of the Regent Bank Amphitheater.

Strategic Advisors & Operating Partnerships

●	Added Ron Bension, former President and CEO of ASM Global and architect of its $2.3 billion acquisition by Legends, as a strategic advisor to CEO J.W. Roth, with Mr. Bension also being nominated for election to VENU’s Board of Directors at the Company’s 2026 Annual Meeting of Shareholders, subject to shareholder approval.
●	Selected Legends Global, operator of more than 450 venues hosting 20,000 events and 165 million guests annually, to lead venue management at the 12,500-seat Regent Bank Amphitheater in Broken Arrow, Oklahoma, under an exclusive agreement covering day-to-day operations, staffing, vendor management, and artist logistics, with Aramark Sports + Entertainment serving as food and beverage partner ahead of the venue’s targeted fall 2026 opening.

Conference Call Details

Thursday August 13, 2026, at 11:00 a.m. Eastern Time
North America Toll Free Dial-In Number	+1 833-461-5787
International Toll Dial-In Number	+1 585-542-9983
Conference ID	512 667 005
Webcast Link	https://events.q4inc.com/attendee/512667005
Conference Call Replay	https://investors.venu.live

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU® has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, Tennessee, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, Forbes, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Aramark Sports + Entertainment, Tixr, Niall Horan, and Dierks Bentley, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Venu believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Venu expressly disclaims any obligation to update or alter statements whether because of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures (1)

Net Tangible Asset Value Per Common Share

Net Tangible Asset Value Per Common Share, as presented, is a non-GAAP financial measure. We define Net Tangible Asset Value Per Common Share as total assets, excluding intangible assets, less total liabilities, divided by common shares outstanding. Management believes this measure provides useful information regarding the tangible asset value attributable to holders of the Company’s common shares and may assist investors in evaluating the Company’s financial position and the value of its tangible assets on a per-share basis. Net Tangible Asset Value Per Common Share may also be useful when considering values based on mark to market basis or as-completed appraisal basis.

Appraisal Disclosures (2)

These appraisals used the cost basis, income, and comparable sales approaches to valuation and, after reconciliation, came to the appraised values of the properties. These approaches to valuation are commonly used approaches to value for appraisal of commercial properties, as opposed to assigning a valuation on the properties based solely on the cost basis of the properties. The total appraisal includes two Colorado Springs parcels later sold through sale-leaseback transactions: a 5.5-acre parking lot, appraised at $9.2 million and sold in November 2025 for $14 million, and a 9.5-acre lot, appraised and sold at approximately $50 million and sold in June 2026. It is important to understand that the appraisal of VENU’s properties takes into account, among other factors, the valuation of the Company’s real estate and developments at a specific point in time, and the appraised value is subject to (and likely to) change at any time, whether it increases or decreases, and such changes could be caused by macro and micro factors over which we have no control. The appraisal of the property portfolio is only an estimate of its value as to the date of the appraisal and based only on the specific appraisal methodologies and should not be relied upon as a measure of its realized value or the value at which any property could be sold to a third party. Other appraisal methodologies may yield materially different appraised value. Furthermore, the appraised value of the properties differs from the values assigned to it under generally accepted accounting principles in the United Stated (“GAAP”), which require the values of the properties to be valued at their cost basis for financial presentation purposes, and therefore the appraised values represent an unaudited measure that may not represent fair value, as defined under GAAP, and such values and appraisals are not, and will not be, subject to audit or other review procedures by our outside independent accountants.

The opinions expressed in the appraisal are based on estimates and forecasts that are prospective in nature and subject to certain risks and uncertainties. Events may occur that could cause the performance of the properties to materially differ from the estimates utilized by the appraiser, such as changes in the economy, interest rates, capitalization rates, the financial strength of the live-music and entertainment industries, and the behavior of event attendees, investors, lenders, and municipalities. The Company reviews each appraisal of its properties to confirm that the information provided to the appraiser is accurately reflected in the appraisal, but it does not validate the methodologies, inputs, and professional judgment utilized by the certified appraiser.

Contacts

Investor Relations

Sarah Rothschild, srothschild@venu.live

Media Relations

Chloe Polhamus, cpolhamus@venu.live

Redchip

Michael Serrano, VENU@redchip.com

VENU HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in US Dollars)

	As of
	June 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$16,283,650	$41,306,358
Inventories	590,861	474,467
Prepaid expenses and other current assets	3,407,825	2,546,523
Current portion NNN firesuite promissory notes receivable	111,373	-
Total current assets	20,393,709	44,327,348
Other assets
Property and equipment, net	446,239,065	305,947,277
Intangible assets, net	111,198	144,558
Operating lease right-of-use assets, net	17,010,370	17,397,009
Note receivable - related party	19,880,000	-
Long term NNN firesuite promissory notes receivable, net of current portion	7,445,981	-
Investment in EIGHT Brewing	-	1,999,999
Investment in related parties	555,262	555,262
Security and other deposits	143,358	183,582
Total other assets	491,385,234	326,227,687
Total assets	$511,778,943	$370,555,035

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$59,635,351	$25,129,485
Accrued expenses	6,620,210	27,847,751
Accrued payroll and payroll taxes	366,317	577,360
Deferred revenue	1,977,456	1,542,564
Current portion of operating lease liabilities	621,069	605,261
Current portion licensing liability	223,333	223,333
Current portion NNN firesuite liability	1,911,467	1,026,300
Current portion lease financing liability - related party	3,383,410	-
Current portion of long-term debt	8,174,776	400,108
Total current liabilities	82,913,389	57,352,162

Long-term portion of operating lease liabilities	16,625,919	16,886,027
Long-term licensing liability and other liabilities	10,040,749	8,951,600
Long-term convertible debt	1,927,742	1,907,530
Long-term NNN firesuite liability	56,878,056	30,038,214
Long-term lease financing liability - related party	38,031,471	-
Long-term debt, net of current portion	56,086,241	56,568,151
Total liabilities	$262,503,567	$171,703,684
Commitments and contingencies - See Note 16
Mezzanine Equity
Contingently Redeemable Convertible Cumulative Series B Preferred Stock, $0.001 par - 1,342 authorized, 1,008 issued and outstanding at June 30, 2026 and 675 issued and outstanding at December 31, 2025	$15,120,000	$10,125,000
Stockholders’ Equity
Common stock, $0.001 par - 144,000,000 authorized, 59,371,551 issued and 56,056,839 outstanding at June 30, 2026 and 43,536,954 issued and 42,860,764 outstanding at December 31, 2025	59,372	42,961
Class B common stock, $0.001 par - 1,000,000 authorized, 381,235 issued and 304,990 outstanding at June 30, 2026 and 381,235 issued and 304,990 outstanding at December 31, 2025	381	304
Additional paid-in capital	276,946,369	201,188,680
Accumulated deficit	(123,098,229)	(91,454,930)
	$153,907,893	$109,777,015
Treasury Stock, at cost - 3,390,957 shares at June 30, 2026 and 752,435 shares at December 31, 2025	(17,900,353)	(7,899,600)
Total Venu Holding Corporation and subsidiaries equity	$136,007,540	$101,877,415
Non-controlling interest	98,147,836	86,848,936
Total stockholders’ equity	$234,155,376	$188,726,351
Total liabilities and stockholders’ equity	$511,778,943	$370,555,035

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US Dollars)

	For the six months ended
	June 30,
	2026	2025
Revenues
Restaurant including food and beverage revenue, net	$5,617,082	$4,590,094
Event center ticket and fees revenue, net	1,902,352	2,424,146
Rental and sponsorship revenue, net	1,027,514	972,226
Total revenues, net	$8,546,948	$7,986,466
Operating costs
Food and beverage	1,450,802	1,111,386
Event center	1,668,720	1,653,562
Labor	3,142,118	2,117,831
Rent	957,782	774,336
General and administrative	17,637,456	15,204,257
Equity compensation	3,738,453	13,224,382
Depreciation and amortization	4,776,523	2,749,776
Donation of EIGHT Brewing investment	1,999,999	-
Total operating costs	$35,371,853	$36,835,530

Loss from operations	$(26,824,905)	$(28,849,064)

Other income (expense), net
Interest expense, net	(7,403,503)	(2,906,879)
Other income, net	50,769	19,599
Total other expense, net	(7,352,734)	(2,887,280)

Net loss	$(34,177,639)	$(31,736,344)

Net loss attributable to non-controlling interests	(2,534,340)	(2,255,381)
Net loss attributable to Venu	(31,643,299)	(29,480,963)
Preferred stock dividend	(300,750)	(16,875)
Net loss attributable to common stockholders	$(31,944,049)	$(29,497,838)

Weighted average number of shares of Class B common stock, outstanding, basic and diluted	304,990	379,990
Basic and diluted net loss per share of Class B common stock	$(0.60)	$(0.77)

Weighted average number of shares of Common stock, outstanding, basic and diluted	53,302,185	37,984,523
Basic and diluted net loss per share of Common stock	$(0.60)	$(0.77)

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US Dollars)

	For the six months ended
	June 30,
	2026	2025
Net loss	$(34,177,639)	$(31,736,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on sale of property and equipment	55,957	-
Equity issued for interest on debt	-	291,680
Equity based compensation	2,918,786	13,024,382
Equity issued for services	653,000	277,900
Noncash interest and debt discount	876,482	2,829,506
Noncash lease expense	849,264	184,741
Depreciation and amortization	4,776,523	2,749,776
Noncash donation of EIGHT Brewing investment	1,999,999	-
Changes in operating assets and liabilities:
Inventories	(116,394)	31,166
Prepaid expenses and other current assets	(861,302)	(391,189)
Security and other deposits	40,224	(25,250)
Accounts payable	34,505,866	(2,781,721)
Accrued expenses	(21,528,291)	3,235,134
Accrued payroll and payroll taxes	(211,043)	(105,678)
Deferred revenue	434,892	360,730
Operating lease liabilities	(706,925)	(185,469)
Licensing liability	1,089,149	756,389
Net cash used in operating activities	(9,401,452)	(11,484,247)
Cash flows from investing activities
Purchase of property and equipment	(132,875,433)	(37,211,382)
Investment in EIGHT Brewing	-	(1,999,999)
Investment in related parties	-	(5,262)
Net cash used in investing activities	(132,875,433)	(39,216,643)
Cash flows from financing activities
Proceeds from NNN firesuite liability, including $542,646 principal payments from
Proceeds from long-term debt, net of issuance costs	-
NNN firesuite promissory notes receivable	19,467,646	-
Proceeds from lease financing liability - related party	21,951,844	-
Proceeds from issuance of Contingently Redeemable Convertible Cumulative Series B Preferred Stock	4,995,000	10,125,000
Proceeds from issuance of common stock, net of $7,395,725 issuance costs	68,531,119	-
Proceeds from issuance of common warrants and pre-funded warrants	21,796,023	-
Proceeds from Subsidiary issuance of shares, net of Venu purchase of Subsidiary shares	(3,452,060)	24,454,237
Repurchase of treasury stock	(10,000,000)	-
Principal payments on promissory note	(4,500,000)	(2,000,000)
Principal payments on long-term debt	(332,142)	(164,038)
Principal payments on lease financing liability - related party	(10,799)	-
Distributions to non-controlling shareholders	(1,192,454)	(251,785)
Net cash provided by financing activities	117,254,177	50,163,414
Net decrease in cash and cash equivalents	(25,022,708)	(537,476)
Cash and cash equivalents, beginning	41,306,358	37,969,454
Cash and cash equivalents, ending	$16,283,650	$37,431,978
Supplemental cash flow information:
Cash paid for interest	$856,948	$230,467
Cash paid for income taxes	$-	$-
Supplemental non-cash investing and financing activities:
Property acquired via promissory note	$12,215,475	$25,000,000
Real property sold in exchange for note receivable - related party	$19,880,000	$-
Lease financing liability from real property lease - related party	$41,376,869	$-
Accrued preferred stock dividends	$300,750	$16,875
Debt discounts - warrants	$-	$1,486,329
Conversion of convertible debt and interest to common equity	$-	25,000,000